CONSULTING AGREEMENT

    THIS AGREEMENT is entered into as of December 1, 2001 by and between Neutron Enterprises, Inc., a corporation organized and existing under the laws of the State of Nevada, having its principal place of business at #201 - 15225 Thrift Avenue, White Rock, BC V4B 2K9 ("Company") and Gavin Froome, an individual with a principal address at #305 - 1958 Barclay Street, Vancouver, BC V6G 1L3 ("Consultant").

WITNESSETH:

    In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

    1.    THE SERVICES

    Consultant has assured the Company he has the required skills as listed below that will allow the Consultant to provide the services required:

    *    Design, construction and implementation of "Bigticketitemsonline.com" web site.

    *    Creation and optimization of graphics interface and HTML files to be uploaded onto web server specified by Neutron Enterprises, Inc.

    *    Navigation functionality and links set up onto multiple HTML pages.

    *    Incorporation of banner links to other related sites.  (Banner creation included).

    *    Corporate logo for Neutron Enterprises.

    2.    WORK FOR HIRE

            a.    It is the intention of the parties hereto that all rights, including without limitation copyright in any reports, surveys, marketing promotional and collateral materials prepared by the Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter "the Work") vest in Company.  The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the copyright laws of the United States and that Company is entitled as author to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

            b.    If, for any reason, the Work is not considered a work made for hire under the copyright laws, then the Consultant hereby grants and assigns the Company, its successors and assigns, all of its rights, title, and interest in and to the Work, including, but not limited to, the copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine.

    3.    PROPRIETARY INFORMATION

            a.    For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to) information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

            b.     Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form. Consultant shall not, without written authority from Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

            c.     Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company. In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

            d.     The Consultant expressly agrees that the covenants set forth in this Paragraph are being given to Company in connection with the engagement of the Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

            e.     The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

    4.    INJUNCTIVE RELIEF

            Consultant acknowledges that the injury to Company resulting from any violation by it of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

    5.    FEES AND REIMBURSEMENT OF CERTAIN EXPENSES

           a.    Company shall pay the Consultant a consulting fee of Fifty dollars ($50 CAD) per hour, as needed by the Company.

            b.    The Consultant shall provide to the Company on the first day of every month an outline as to the Services that will be performed that month.  Within ten (10) days from the end of each and every month, Consultant will provide to Company a statement as to the work that was performed for the prior month.

            c.    If in reviewing the statements made by the Consultant to the Company that are required within ten (10) days after the close of a business month, Company determines that Consultant is not making sufficient progress in order to complete work for which Consultant was hired within a reasonable time, the company will give written notice to Consultant.  Consultant shall have fifteen 915) days to complete the work required and provide further reports to the Company.

    6.    BENEFITS

    The Consultant, as an independent contractor, shall not be entitled to any other benefits other than the fees and reimbursement of expenses provided under Paragraph 2 of this Agreement.

    7.    DUTY TO REPORT INCOME

    The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this Agreement. The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

    8.    TERM

    This Agreement shall be effective beginning as of December 1, 2001, and shall continue until date of delivery of completed product and Services; provided, however, that either Company or Consultant may terminate this Agreement in whole or in part at any time upon thirty (30) days' written notice to the other party.  In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents or materials, and all copies made thereof, which Consultant received from Company for the purposes of this Agreement and the Company shall pay to Consultant the amounts provided in Paragraph 5 hereof through the date of such termination or expiration.

    9.    INDEMNIFICATION

    The Consultant shall indemnify and save Company harmless from and against all claims arising in favor of any person, firm or corporation on account of personal injury or property damage in any way resulting from the improper or illegal acts of Consultant, its employees or agents. The foregoing indemnity shall include all costs incurred by Company, including reasonable attorneys' fees.

    10.    NOTICES

    All notices and billings shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

    11.    GENERAL

            a. The terms and conditions of Paragraphs 3, 4 and 5 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

            b. Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.

            c. Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venturer or otherwise related to Company for any purpose.

            d. This Agreement shall be governed by the laws of the State of Nevada.

            e. This Agreement constitutes the entire understanding between Consultant and Company respecting the Services described herein. The terms and conditions of any purchase order shall have no effect upon this Agreement and shall be used for accounting purposes only.

            f. The failure of either party to exercise its rights under this Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

            g. Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, provided that the delayed party has taken reasonable measures to notify the other of the delay in writing. The delayed party=s time for performance shall be deemed to be extended for a period equal to the duration of the conditions beyond its control. @Conditions beyond a party=s reasonable control@ include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, riots, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party=s reasonable control.

            h. Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.

            i. Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Vancouver, British Columbia, Canada. The parties shall share any costs and fees, other than attorney fees associated with the mediation, equally. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in Vancouver, British Columbia, Canada under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

            j. Attorney Fees: If any legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

            k. Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, appendices or other materials, the Agreement shall take precedence. Modifications and amendments to this Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NEUTRON ENTERPRISES, INC.

/s/ Nanuk Warman

Nanuk Warman

President

CONSULTANT

Signature:  /s/ Gavin Froome